UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 11, 2026

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2026, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P. (the “Operating Partnership”), as borrower, and certain subsidiaries of the Operating Partnership, as guarantors, Bank of America, N.A. (“BofA”), as administrative agent and L/C issuer, and certain other lenders named therein, entered into the Fourth Amendment to Fifth Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) to amend the Fifth Amended and Restated Credit Agreement, dated October 13, 2022, among the Company, the Operating Partnership, certain subsidiaries of the Operating Partnership, BofA and certain other lenders named therein (as amended by the First Amendment to Fifth Amended and Restated Credit Agreement, dated January 3, 2024, the Second Amendment to Fifth Amended and Restated Credit Agreement, dated September 18, 2024, and the Third Amendment to Fifth Amended and Restated Credit Agreement, dated November 11, 2026, “Credit Agreement”).
The Operating Partnership had three terms loans outstanding under the Credit Agreement as of January 31, 2026: $360.0 million maturing on October 13, 2027 (“Term Loan A-3”), $356.7 million maturing on January 20, 2028 and $185.2 million maturing on January 19, 2029.
The Credit Agreement Amendment (i) extended the maturity date of Term Loan A-3 until February 11, 2031; (ii) provided the Operating Partnership an option to borrow, before December 15, 2026, up to an additional $90.0 million to add to Term Loan A-3; (iii) extended the initial maturity date of $48.0 million of the senior unsecured revolving credit facility governed by the Credit Agreement (the “Revolver”) from October 13, 2026 to October 13, 2028, such that the initial maturity date of the full $650.0 million capacity of the Revolver is October 13, 2028; and (iv) made various conforming and administrative changes to the Credit Agreement.
The Credit Agreement provides for two six-month extension options for the Revolver, such that the Revolver’s maturity date may be extended to October 13, 2029, subject to certain terms and conditions and the payment of an extension fee.
Following the entry into the Credit Agreement Amendment, each term loan under the Credit Agreement bears interest at a rate per annum equal to, at the option of the Company, (i) Daily Simple SOFR (as defined in the Credit Agreement) plus a margin that is based upon the Company’s leverage ratio or (ii) Term SOFR (as defined in the Credit Agreement) plus a margin that is based upon the Company’s leverage ratio. The Credit Agreement Amendment did not change such margins, which range in amount from 1.40% to 2.45% depending on the Company’s leverage ratio.
The foregoing description of the Credit Agreement Amendment is not complete and is qualified in its entirety by reference to the copy of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of Term Loan A-3 set forth under Item 1.01 of this Current Report on Form 8-K, including the delayed-draw option, is hereby incorporated by reference under this Item 2.03.
Item 7.01. Regulation FD Disclosure.
The Company issued a press release on February 12, 2026, announcing, among other things, the maturity date extensions set forth under Item 1.01 of this Current Report on Form 8-K.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Fifth Amended and Restated Credit Agreement, dated as of February 11, 2026, among Pebblebrook Hotel, L.P., as the borrower, Pebblebrook Hotel Trust, as the parent REIT and a guarantor, certain subsidiaries of the borrower, as guarantors, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto.
99.1	Press release, issued February 12, 2026, announcing debt maturity extensions.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

February 13, 2026	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary